                                                                     EXHIBIT 4.5

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         This First Amendment (this "Amendment"), dated as of June 1, 2001, amends that certain Registration Rights Agreement (the "Agreement"), dated July 31, 1998, by and among MedCath Holdings, Inc., a Delaware corporation ("MedCath Holdings"), and the several persons listed in Schedule I attached thereto (the "Stockholders"). Capitalized terms used in this Amendment, but not otherwise defined in this Amendment, shall have the meanings ascribed thereto in the Agreement.

         WHEREAS, MedCath Holdings and MedCath Corporation ("MedCath Corporation" or the "Company") plan to complete an internal reorganization (the "Reorganization") by effecting (i) the exchange of the issued and outstanding shares of MedCath Holdings' common stock, $.01 par value per share for an equivalent number of shares of MedCath Corporation's common stock, $.01 par value per share ("MedCath Corporation Common Stock") (the "MedCath Holdings Exchange"); and (ii) the exchange of a portion of the interests held by investors in certain heart hospitals for shares of MedCath Corporation Common Stock (the "Hospitals Exchange" and, together with the MedCath Holdings Exchange, the "Exchanges"), among other things;

         WHEREAS, contemporaneous with the consummation of the Reorganization and the Exchanges, the Company plans to make an underwritten initial public offering of shares of MedCath Corporation Common Stock (the "IPO"); and

         WHEREAS, MedCath Holdings, the Company and each of the Stockholders desire to amend the Agreement to make certain arrangements among themselves with respect to the matters set forth therein and herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Amendments

                  1.1 The parties hereby amend the Agreement to provide that from and after the date on which this Amendment is effective pursuant to Section 3 of this Amendment, all references to the "Company" in the Agreement shall mean MedCath Corporation.

                  1.2 The parties hereby amend Section 1 of the Agreement as follows:

                           1.2.1 By modifying the definition of "Common Stock" to read in its entirety as follows:

                                    "Common Stock" shall mean the Common Stock,
                           $.01 par value per share, of the Company, as constituted as of the date of the MedCath

                           Holdings Exchange, subject to adjustment pursuant to the provisions of Section 8 hereof.

                           1.2.2 By modifying the definition of "KKR Shares" to read in its entirety as follows:

                                    "KKR Shares" shall mean the shares of Common
                           Stock received by MedCath 1998 LLC ("KKR Fund") in the exchange of the issued and outstanding shares of MedCath Holdings, Inc.'s common stock, $.01 par value per share, for an equivalent number of shares of Common Stock (the "Exchange") concurrent with and on the date of consummation of the underwritten initial public offering of shares of Common Stock (the "IPO").

                           1.2.3 By modifying the definition of "WCAS Shares" to read in its entirety as follows:

                                    "WCAS Shares" shall mean the shares of
                           Common Stock received by the persons listed on
                           Schedule I hereto under the heading "WCAS
                           Stockholders" in the Exchange concurrent with and on the date of consummation of the IPO.

                  1.3 The parties hereby amend Section 2 of the Agreement by modifying Section 2 to read in its entirety as follows:

                           "2.      Restrictive Legend. Each certificate
         representing shares of Common Stock held by "affiliates" (as that term is defined in Rule 144 under the Securities Act of 1933, as amended) of MedCath Holdings or its subsidiaries prior to the MedCath Holdings Exchange, and each certificate issued upon exchange or transfer of any such securities, as the case may be, other than in a public sale, shall be stamped or otherwise imprinted with a legend substantially in the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT OR UNLESS: (1) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"); (2) IN ACCORDANCE WITH RULE 145 PROMULGATED UNDER THE SECURITIES ACT; OR (3) SOME OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE WITH RESPECT TO THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION.

                  1.4 The parties hereby amend Section 3(b) of the Agreement by modifying the penultimate sentence thereof, that begins with the words "The Company shall" in the tenth line from the bottom of
         Section 3(b), to read in its entirety as follows:

                  "The Company shall be obligated to register Restricted Stock pursuant to this paragraph 3(b) on five (5) occasions (with respect to requests by KKR Fund) and four (4) occasions (with respect to requests by WCAS Fund VII) only and each demand shall request registration of at least 15% of the amount of Restricted Stock held by the requesting party and its affiliates as of the date hereof."

                  1.5 The parties hereby amend the Agreement by deleting from the carry-over sentence immediately following the end of Section 5(g) of the Agreement and beginning with the words "for purposes of paragraph (a) and (b) above" the following words in that carry-over sentence:

                  "or six months after the effective date thereof"

         and inserting in place thereof the following words:

                  "or, (i) in the case of any registration statement with an effective date that is six months after but no more than nine months after the date of consummation of the IPO (the "IPO Closing"), until the first anniversary of the IPO Closing, and
                  (ii) in the case of any registration statement with an effective date that is nine months or more after the IPO Closing, for three months after the effective date thereof".

         2. Ratification and Assumption. Except to the extent amended hereby, the terms and provisions of the Agreement shall remain in full force and effect and are ratified, confirmed and approved in all respects. MedCath Corporation hereby accepts, agrees to, and acknowledges all such terms and provisions, and agrees to assume all obligations of the Company under the Agreement as if MedCath Corporation were the "Company" under the Agreement.

         3. Effectiveness of Amendment. This Amendment shall become effective as of the date on which the IPO is consummated and shall have no force and effect unless and until the consummation of the IPO.

         4. Reference. From and after the date hereof, each reference in the Agreement and any other document describing or referencing the Agreement to the "Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended by this Amendment.

         5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with New York law.

         7. Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one instrument.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed instrument, all as of the day and year first above written.

                                    MEDCATH HOLDINGS, INC.


                                    By:      /s/ David Crane
                                       -----------------------------------------
                                    Name:
                                    Title:

AGREED TO AND
ACCEPTED as of the
date first above written:


                                    MEDCATH CORPORATION


                                    By:      /s/ David Crane
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    MEDCATH 1998 LLC


                                    By:      /s/ David H. S. Chung
                                       -----------------------------------------
                                    Name:    David H. S. Chung
                                    Title:   Vice President

                                    WCAS STOCKHOLDERS:

                                    WELSH, CARSON, ANDERSON
                                      & STOWE VII, L.P.

                                    By WCAS VII Partners, L.P.
                                    General Partner

                                    By:      /s/ Jonathan M. Rather
                                       -----------------------------------------
                                    Name: Jonathan M. Rather
                                    Title: General Partner



                                    WCAS HEALTHCARE PARTNERS, L.P.

                                    By: WCAS HP Partners
                                    General Partner

                                    By:      /s/ Jonathan M. Rather
                                       -----------------------------------------
                                    Name: Jonathan M. Rather
                                    Attorney-in-Fact



                                    Patrick J. Welsh
                                    Russell L. Carson
                                    Bruce K. Anderson
                                    Richard H. Stowe
                                    Andrew M. Paul
                                    Thomas E. McInerney
                                    Robert A. Minicucci
                                    Anthony J. de Nicola
                                    Paul B. Queally

                                    By:      /s/ Jonathan M. Rather
                                       -----------------------------------------
                                    Name: Jonathan M. Rather
                                    Attorney-in-Fact

                                    --------------------------------------------
                                    Lawrence B. Sorrell


                                    --------------------------------------------
                                    Rudolph E. Rupert


                                    --------------------------------------------
                                    D. Scott Mackesy